SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 11, 2008 (April 9, 2008)

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s telephone number, including area code)

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At the April 9, 2008 Waddell & Reed Financial, Inc. (the “Company”) Annual Stockholders Meeting, the Company’s stockholders approved an amendment and restatement of the Company’s 2003 Executive Incentive Plan, as amended and restated (the “Plan”) to (i) extend the term of the Plan to December 31, 2013, (ii) increase the maximum amount of compensation that may be paid to an individual under the Plan in any fiscal year to $7,500,000, and (iii) resubmit for stockholder approval the eligible employees and business criteria under the Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS.

(d)             Exhibits.

10.1                   Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as Amended and Restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: April 11, 2008	By:	/s/ Daniel P. Connealy
Daniel P. Connealy
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as Amended and Restated.